UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2024 (January 23, 2024)

Prospect Floating Rate and Alternative Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective January 23, 2024, Prospect Floating Rate and Alternative Income Fund, Inc. (the “Company”) filed articles supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland, reclassifying (i) 12,500,000 authorized but unissued shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), designated as Class T Common Stock as shares of Class S Common Stock (the “Class S Common Stock”); (ii) 12,500,000 authorized but unissued shares of Common Stock designated as Class T Common Stock as shares of Class D Common Stock (the “Class D Common Stock”); and (iii) 12,500,000 authorized but unissued shares of Common Stock designated as Class T Common Stock as shares of Class I Common Stock (the “Class I Common Stock”). The Articles Supplementary did not change the number of the Company’s shares classified as Common Stock. The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary (Incorporated by reference from Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2 (File No. 333-274497), filed with the SEC on January 23, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2024	Prospect Floating Rate and Alternative Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer